                                                                   Exhibit 99.1

                              LETTER OF TRANSMITTAL

TO ACCOMPANY CERTIFICATE(S) FORMERLY REPRESENTING SHARES OF AT&T WIRELESS GROUP
                            COMMON (TRACKING) STOCK


                 DESCRIPTION OF SHARES SURRENDERED (PLEASE FILL IN. ATTACH SEPARATE SCHEDULE IF NEEDED)

              NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)                                               Number of
 If there is any error in the name or address shown below, please make          Certificate No(s)        Shares
 the necessary corrections.






                                                                                TOTAL SHARES  ->

              PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS

In connection with the split off of AT&T Wireless Services, Inc., a Delaware corporation (the "Company"), from AT&T Corp., a New York corporation ("AT&T"), which was effective at 9:00 a.m., New York City time, on July 9, 2001, each share of Wireless Group common stock, par value $1.00 per share, of AT&T has been redeemed in exchange for one share of the Company's common stock, par value
$.01. The undersigned, in compliance with the instructions below, surrenders to you for cancellation the above-described certificate(s). The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the certificate(s) in the name shown above to the above address unless instructions are given in the boxes below.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to EquiServe, the Exchange Agent, at one of the addresses listed below.

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
    BY MAIL:                        BY HAND:                              BY OVERNIGHT DELIVERY:
    -------                         ---------                             ----------------------
    EquiServe                       Securities Transfer & Reporting       EquiServe
    Corporate Actions               c/o EquiServe                         Attn:  Corporate Actions
    Post Office Box 43014           100 William Street, Galleria          150 Royall Street
    Providence RI 02940-3014        New York, NY  10038                   Canton, MA  02021

                      TELEPHONE ASSISTANCE: 1-XXX-XXX-XXXX

Method of delivery of the certificate(s) is at the option and risk of the holder thereof. See Instruction 1.

         If your certificate(s) have been lost, stolen, misplaced or mutilated contact the Exchange Agent at 1-XXX-XXX-XXXX. See Instruction 5.

                       SPECIAL ISSUANCE INSTRUCTIONS                                       SPECIAL DELIVERY INSTRUCTIONS
  Complete ONLY if the new shares are to be issued in a name which         Complete ONLY if the new shares are to be mailed to some
  differs from the name on the surrendered certificate(s).  Issue to:      address other than the address reflected above. Mail to:

  Name:                                                                    Name:
           -----------------------------------------------                          ------------------------------------------

  Address:                                                                 Address:
           -----------------------------------------------                          ------------------------------------------


           -----------------------------------------------                          ------------------------------------------

  (Please see instructions regarding signature guarantee.
   See Instructions 3 & 4)

                      YOU MUST SIGN IN THE BOX BELOW.                      Also Sign and provide your tax ID number on the back of
                                                                           this form.


                          SIGNATURE(S) REQUIRED                                           SIGNATURE(S) GUARANTEED (IF REQUIRED)
               Signature(s) of Registered Holder(s) or Agent                                         See Instruction 3.

  Must be signed by the registered holder(s) EXACTLY as name(s)            Unless the shares are tendered by the registered
  appear(s) on stock certificate(s). If signature is by a trustee,         holder(s) of the common stock, or for the account of a
  executor, administrator, guardian, attorney-in-fact, officer for a       member of a "Signature Guarantee Program", the
  corporation acting in a fiduciary or representative capacity,            signature(s) in the box to the left must be guaranteed
  or other person, please set forth full title.                            by an "Eligible Institution". See Instruction 3.
  See Instructions 2, 3, or 4.


  ------------------------------------------------------------             -------------------------------------------------
                 Signature of Registered Holder                                          Authorized Signature


  ------------------------------------------------------------             -------------------------------------------------
        Signature of Registered Holder (if more than one)                                     Name of Firm


  ------------------------------------------------------------             -------------------------------------------------
                          Title, if any                                               Address of Firm - Please Print


  Date:                        Phone No.:
       -------------------                --------------------
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                  INSTRUCTIONS FOR SURRENDERING CERTIFICATE(S)
                 (Please read carefully the instructions below)

     1. Method of Delivery: Your old certificate(s) and this Letter of
Transmittal must be sent or delivered to the Exchange Agent. Do not send them to
                                                             ------------------
the Company or to AT&T. The method of delivery of certificate(s) to be
----------------------
surrendered to the Exchange Agent at one of the addresses set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. IF THE
CERTIFICATE(S) ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED
AND PROPERLY INSURED, IS SUGGESTED. A return envelope is enclosed.

     2. Shares issued in the Same Name: If the new shares are to be issued in the same name as the surrendered certificate(s) are registered, this Letter of
Transmittal should be completed and signed exactly as the surrendered certificate(s) are registered. Do not sign the certificate(s). Signature
                               -----------------------------------------
guarantees are not required if the certificate(s) surrendered herewith are
---------------------------
submitted by the registered holder(s) of such shares who have not completed the section entitled "Special Issuance Instructions" or "Special Delivery
Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint holders, all such holders must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate
Letters of Transmittal as there are different registrations. Letters of
Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     3. Shares issued in Different Name: If the section entitled "Special
Issuance Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program ("STAMP"), Stock Exchange
Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature
Program ("MSP") (each an "Eligible Institution"). If the surrendered certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered holder(s), then the surrendered certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on such certificate(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

     4. Special Delivery Instructions: Indicate the name and address in which the new shares are to be sent if different from the name and/or address of the registered holder(s) indicated in the box captioned "Description of Shares
Surrendered." The stockholder is required to give the social security number or employer identification number of the record holder of the shares. If "Special
Issuance Instructions" have been completed, the stockholder named therein will be considered the record holder for this purpose.

     5. Letter of Transmittal Required: Surrender of Certificate(s), Lost
Certificate(s): You will not receive your new shares unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. IF YOUR CERTIFICATE(S) HAVE BEEN
LOST, STOLEN, MISPLACED OR MUTILATED, CONTACT THE EXCHANGE AGENT FOR
INSTRUCTIONS AT 1-1-XXX-XXX-XXXX PRIOR TO DELIVERING THIS LETTER OF TRANSMITTAL.